Exhibit 10.2

CANCELLATION AGREEMENT

This CANCELLATION AGREEMENT (this “Agreement”), dated February 25, 2015 (the “Effective Date”), by and between UNIQUE GROWING SOLUTIONS, INC. (F/K/A ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.) (the “Company”), a Nevada corporation, and PETER COKER, individually (the “Canceling Party”). Company and Cancelling Party are also hereinafter individually and jointly referred to as “Party” and/or “Parties”.

RECITALS

WHEREAS, as of the date hereof, the Canceling Party is the owner of 7,537,008 shares of the Company’s common stock, par value $0.0001 per share (“Coker Shares”); and

WHEREAS, the Parties, in connection with the Company’s Employment Agreement with the incoming Chief Executive Officer of the Company to be dated as of the Effective Date, wish to cancel 7,000,000 shares of the Coker Shares (“Subject Shares”); and

WHEREAS, after the cancellation of the Subject Shares, the Canceling Party will own 537,008 Coker Shares (“Remaining Shares”).

AGREEMENT

In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Cancellation of Subject Shares and Payment for Cancellation. On the Effective Date, the Canceling Party will deliver to Company the necessary documentation for the cancellation of the stock certificates representing the Subject Shares, along with duly executed medallion guaranteed stock powers covering the Subject Shares (or such other documents acceptable to the Company’s transfer agent) and hereby irrevocably instructs the Company and the Company’s transfer agent to cancel the Subject Shares such that the Subject Shares will no longer be outstanding on the stock ledger of the Company and such that the Canceling Party shall no longer have any interest in the Subject Shares whatsoever. The Company shall immediately deliver to the Company’s transfer agent irrevocable instructions providing for the cancellation of the Subject Shares. In return, the Company shall pay $70,000 to the Canceling Party within five business days of the Effective Date.

2. Effective Date. This Agreement shall become effective upon the execution of this Agreement. The transactions to occur at such place and time with respect to this Agreement are referred to herein as the “Closing”.

3. Waiver. At and subsequent to the Closing, the Canceling Party hereby waives any and all rights and interests she has, had or may have with respect to the cancelled Subject Shares.

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4. Representations by the Canceling Party. (a) The Canceling Party owns the Subject Shares of record and beneficially free and clear of all liens, claims, charges, security interests, and/or encumbrances of any kind whatsoever. The Canceling Party has sole control over the Subject Shares and/or sole discretionary authority over any account in which they are held. Except for this Agreement, no person/entity has any option or right to purchase or otherwise acquire the Subject Shares, whether by contract of sale or otherwise, nor is there a “short position” as to the Subject Shares.

(b) The Canceling Party has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Canceling Party and constitutes a valid, binding obligation of the Canceling Party, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

(c) Canceling Party represents and warrants that it has the requisite authority and capacity to enter into this Agreement, as well as carry out the terms/conditions referenced herein. Additionally, Canceling Party represents and warrants that its compliance with the terms and conditions of this Agreement and will not violate any instrument relating to the conduct of its business, or any other agreement which it may be a party, or any federal and state rules or regulations applicable to either Party.

5. Further Assurances. Each Party to this Agreement will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Subject Shares).

6. Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein, neither the Company nor the Canceling Party makes any representation, warranty, covenant or undertaking with respect to such matters. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by both Parties. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

7. Survival of Agreements, Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

8. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

9. Governing Law. This Agreement and the obligations, rights and remedies of the Parties hereto are to be construed in accordance with and governed by the laws of the State of Nevada, with any action/dispute concerning this Agreement to be venued in the County of Clark.

10. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

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11. Miscellaneous. This Agreement embodies the entire agreement and understanding between the Parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement shall be held invalid or unenforceable for whatever reason, the remainder of this Agreement shall not be affected thereby and every remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts and by the Parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

UNIQUE GROWING SOLUTIONS, INC.
(F/K/A ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.)

By:	/s/ Peter Coker
Name:	Peter Coker
Title:	Sole Officer

By:	/s/ Peter Coker
PETER COKER, Individually

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